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                                                                    Exhibit 10.9

[Goldberg Moser O'Neill Letterhead]


August 20, 1999




Srikant Srinivasan
Chief Executive Officer
KBKIDS.com LLC
475 17th Street, Suite 750
Denver, CO 80202

                    RE:  COMPENSATION AGREEMENT

Dear Srikant:

We are extremely pleased with your decision to appoint us as your advertising agency. We will do everything that we possibly can to contribute to your success. We're proud to join your team, and look forward to a mutually profitable, long-term relationship.

The following summarizes the terms of our compensation arrangement that you and I have discussed:

1. APPOINTMENT. KBkids.com (KB) appoints Goldberg Moser O'Neill, LLC (GMO), and we accept such appointment, as your advertising agency of record for purposes of and subject to the terms and conditions of this Agreement. As such, you authorize us to act as your agent in purchasing the materials, services and media required to produce advertising on your behalf.

2. BASIC SERVICES. The Basic Services to be rendered by GMO will include the following: formulating advertising strategies; account management; planning, preparing and placing of broadcast media, either directly or through a buying service; account planning; preparation of copy for all off-line media; producing broadcast commercials; designing, placing and checking all print advertising (including all direct response print, radio or broadcast advertising); checking invoices and making payments; preparing comprehensive layouts, and finished storyboards; and conducting qualitative research and advertising-related research projects, including those in which field work is conducted by GMO personnel.

3.     COMPENSATION FOR BASIC SERVICES.
       a. GMO will receive a monthly fee of $166,667 beginning July 1, 1999, payable on or before the 16th day of each month.
       b. GMO will receive incentive compensation equal to 1.4% of KB's net revenue (i.e., revenues received by KB less returns, rebates, discounts, allowances and the like for such fiscal year), payable quarterly.

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Srikant Srinivasan
KBKIDS.com
August 20, 1999
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4.     MEDIA. GMO will pass-through costs related to media buying through a buying service with no markup to KB.

5. PRODUCTION. Production will be billed at vendor costs plus a 15% markup. Any such production expenses will be charged to KB in accordance with estimates GMO will supply to KB and authorized by KB in advance.

6.     RESEARCH.
       a. Qualitative research and advertising-related research projects, including those in which field work is conducted by GMO personnel, will be billed at net vendor cost with no markup to KB.
       b. Quantitative research other than advertising related will be billed at net vendor cost with no markup to KB. GMO hours incurred will be billed at a rate of 80% of GMO's standard hourly rates.

7. MEDIA MERCHANDISING. Media Merchandising will be billed at net vendor cost with no markup to KB. GMO hours incurred will be billed at a rate of 80% of GMO's standard hourly rates.

8. COMPENSATION REVIEW. The parties agree to review this Agreement in 12 months to see that it remains fair and equitable to both parties. GMO will issue quarterly labor reports to determine agency labor vs. compensation delivered.

9. SPECIAL SERVICES. In addition to the Basic Services described in Paragraph 2, GMO may perform additional services from time to time as requested by KB. KB shall pay GMO its out-of-pocket expenses without any markup on such expenses. These Special Services may include internally produced mechanicals and photostats; color copies; preparation of sales kits, sales manuals and sales presentation materials; trade show materials; newsletters; annual and other reports; and POS and packaging projects. For these Special Services, GMO will be entitled to a project-based compensation in addition to that outlined elsewhere in this Agreement. Any such project-based compensation will be charged to KB in accordance with estimates GMO will supply to KB and authorized by KB in advance.

10. TRAVEL. If any travel costs are incurred by GMO on behalf of KB, they will be paid for by KB subject to KB's prior approval.

11. FINANCIAL RESPONSIBILITY. KB agrees that GMO will not be responsible for financing its advertising.

12. INDEMNITY. KB and GMO each agree to indemnify each other as outlined in the enclosed Indemnification Agreement.


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Srikant Srinivasan
KBKIDS.com
August 20, 1999
Page 3.



13. TERMINATION. This Agreement may be terminated by either party upon 90 days written notice, during which time both parties will continue to perform in accordance with this Agreement.

14. NONCOMPETE. During the term of this Agreement, GMO will refrain from performing advertising services for companies directly competitive with KB. For purposes of this Agreement, an entity is assumed to be directly competitive with KB if it derives more than 20% of its net revenues from the retail sales of children's merchandise.

15. SOLICITATION OF NEW BUSINESS. From the date of this Agreement through August 15, 1999, GMO will neither solicit nor accept any solicitations for new accounts.

We are excited about the opportunity to work with you and KB. We are confident that we can add measurably to the quality and impact of your communications efforts. You have my promise that I will do my best to deliver GMO in all regards to make your programs the absolute best they can be.

If this meets with your approval, please acknowledge by signing and returning one copy of each Agreement to us. Thanks for the opportunity to work together.


Regards,

                                             ACCEPTED:
GOLDBERG MOSER O'NEILL, LLC                  KBKIDS.COM LLC


BY: /s/ Dennis C. O'Rourke                   BY: /s/ Srikant Srinivasan
    ---------------------------------            -----------------------------
        Dennis C. O'Rourke                           Srikant Srinivasan
ITS:    SVP & Chief Financial Officer       ITS:     Chief Executive Officer
DATE:   8/20/99                            DATE:
     --------------------------------            -----------------------------

Enclosure

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                           INDEMNIFICATION AGREEMENT

                                    BETWEEN

                          GOLDBERG MOSER O'NEILL, LLC

                                      AND

                                 KBKIDS.COM LLC



Goldberg Moser O'Neill, LLC (GMO) agrees to exercise its best judgment in the preparation and placing of KBKids.com LLC (KB) advertising and publicity with a view to avoiding any claims, proceedings, or suits being made or instituted against KB or GMO. GMO shall indemnify KB and its employees, officers, directors, shareholders, licensees and agents (KB Indemnities) against any loss, cost, liabilities and expenses (including reasonable attorney's fees) KB or such other party may incur as the result of any claims pertaining to libel, slander, defamation, copyright infringement, invasion of privacy, piracy and/or plagiarism, or violations of any law or regulation governing advertising or claims made in advertising, arising from any materials supplied by GMO for advertising or publicity prepared by GMO for KB.

KB will indemnify GMO and its employees, officers, directors, shareholders, licensees and agents against any loss, cost, liabilities and expenses (including reasonable attorney's fees) GMO or such other party may incur as the result of any claim, suit or proceeding made or brought against GMO based upon any personal injury claims arising from use of any KB products, product claims contained in advertising produced by GMO on behalf of KB that are based upon information or materials provided by KB, and/or infringement claims based on trademarks claimed by KB.


                                             ACCEPTED:
GOLDBERG MOSER O'NEILL, LLC                  KBKIDS.COM LLC


By: /s/ DENNIS C. O'ROURKE                   By: /s/ SRIKANT SRINIVASAN
    ---------------------------------            -----------------------------
       Dennis C. O'Rourke                          Srikant Srinivasan
Its:   SVP & Chief Financial Officer         Its:  Chief Executive Officer
Date:     8/20/99                            Date:
     -------------------------------              ---------------------------